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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 and 15(d) of the
Securities Exchange Act of 1934

June 30, 2002
Date of report (date of earliest event reported)

APCOA/STANDARD PARKING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-50437 (Commission File Number)	16-1171179 (IRS Employer Identification No.)
900 N. Michigan Avenue, Chicago, Illinois	60048
(Address of Principal Executive Offices)	(Zip Code)

(312) 274-2000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On June 30, 2002, the Registrant caused three of its wholly owned operating subsidiaries to be reincorporated in Delaware: (1) Standard Parking Corporation (now known as Standard Parking Corporation IL) ("SPC-IL"), (2) Tower Parking, Inc., and (3) Virginia Parking Service, Inc. All three subsidiaries remain wholly owned by the Registrant.

        In addition, on June 30, 2002, the Registrant consolidated ten of its operating subsidiaries by merging them into SPC-IL. The following subsidiaries were merged into SPC-IL: Metropolitan Parking System, Inc., Events Parking Co., Century Parking, Inc., Sentry Parking Corporation, Executive Parking Industries, L.L.C., S&S Parking, Inc., A-1 Auto-Park, Inc., APCOA Capital Corporation, Sentinel Parking Co. of Ohio, Inc. and Standard Parking Corporation IL, an Illinois corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APCOA/STANDARD PARKING, INC.
Date: July 8, 2002	By:	/s/ JAMES A. WILHELM James A. Wilhelm, Director, President and Chief Executive Oficer

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SIGNATURES